SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRIDGE STREET FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware 13-4217332
(State of incorporation or organization)(I.R.S. Employer Identification No.)

44 East Bridge Street
Oswego, New York 13126
(Address of principal executive offices)
(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒.

Securities Act registration statement file number to which this form relates:    333-99347

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the shares of common stock, par value $0.01 per share, of Bridge Street Financial, Inc. (the “Registrant”) being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the following captions in the Prospectus of the Registrant filed with the Securities and Exchange Commission on September 9, 2002 as part of the Registrant’s Registration Statement on Form S-1, Registration No. 333-99347, and all amendments thereto, which captions are incorporated herein by reference: DESCRIPTION OF CAPITAL STOCK OF BRIDGE STREET FINANCIAL, INC.

Item 2.    Exhibits.

The following Exhibits are either filed as part of this Registration Statement or are incorporated herein by reference:

2.1
Amended Plan of Conversion of Oswego County MHC and Agreement and Plan of Reorganization between Oswego County MHC, Oswego County Bancorp, Inc., Bridge Street Financial, Inc. and Oswego County Savings Bank*

4.1	Certificate of Incorporation of Bridge Street Financial, Inc.*

4.2	Bylaws of Bridge Street Financial, Inc.*

4.3	Form of Stock Certificate of Bridge Street Financial, Inc.*

*
Exhibit is incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-99347), as filed with the Securities and Exchange Commission on September 9, 2002, and all amendments thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRIDGE STREET FINANCIAL, INC.

By:	/s/ GREGORY J. KREIS
Gregory J. Kreis
President and Chief Executive Officer
Dated:    November 14, 2002